Report of Independent Registered
Public Accounting Firm

To the Board of Trustees and
Shareholders
of Russell Investment Funds:


In planning and performing our
audits of the financial statements
of Russell Investment Funds (the
Funds) as of and for the year ended
December 31, 2005, in accordance
with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the
Funds internal control over financial
reporting, including control
activities for safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion
on the effectiveness of the Funds
internal control over financial
reporting. Accordingly, we express no
such opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
A Funds internal control over financial
reporting is a process designed to
provide reasonable assurance regarding
the reliability of financial reporting
and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  Such internal
control over financial reporting
includes policies and procedures that
provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a Funds assets that
could have a material effect on the
financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.  Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent
or detect misstatements on a timely
basis. A significant deficiency is a
control deficiency, or combination of
control deficiencies, that adversely
affects the Funds ability to initiate,
authorize, record, process or report
external financial data reliably in
accordance with generally accepted
accounting principles such that there
is more than a remote likelihood that
a misstatement of the Funds annual or
interim financial statements that is
more than inconsequential will not
be prevented or detected.  A material
weakness is a control deficiency, or
combination of control deficiencies,
that results in more than a remote
likelihood that a material
misstatement of the annual or interim
financial statements will not be
prevented or detected.

Our consideration of the Funds internal
control over financial reporting was
for the limited purpose described in
the first paragraph and would not
necessarily disclose all deficiencies
in internal control over financial
reporting that might be significant
deficiencies or material weaknesses
under standards established by the
Public Company Accounting Oversight
Board (United States).  However, we
noted no deficiencies in the Funds
internal control over financial
reporting and its operation, including
controls for safeguarding securities
that we consider to be material
weaknesses as defined above as of
December 31, 2005.

This report is intended solely for the
information and use of management and
the Board of Trustees of Russell
Investment Funds and the Securities
and Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.


Signature PricewaterhouseCoopers LLP

Seattle, Washington
February 9, 2006